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                                                                    EXHIBIT 23.7

                                [RH LETTERHEAD]

                                    CONSENT

    We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-85233) on Form S-4 of Marketing Services Group, Inc. our opinion dated July 7, 1999, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

    We also consent to the reference to us under the heading "Opinion of Financial Advisor" and the use of the summary of our opinion contained in such Proxy Statement/Prospectus.

/s/ ROBINSON-HUMPHREY COMPANY, LLC

Robinson-Humphrey Company, LLC

October 8, 1999